Filed pursuant to Rule 424(b)(5)

Registration Statement No. 333-222856

PROSPECTUS SUPPLEMENT

(To Prospectus Dated June 22, 2018)

GENIE ENERGY LTD.

$10,000,000

Class B Common Stock

This prospectus supplement relates to the issuance and sale of our Class B common stock having an aggregate offering price of up to $10,000,000 from time to time through or to B. Riley FBR, Inc. (“B. Riley FBR” or the “sales agent”) as sales agent or principal. These sales, if any, will be made pursuant to the terms of the At Market Issuance Sales Agreement, or the sales agreement, between us and B. Riley FBR.

Our Class B common stock is listed on the New York Stock Exchange under the symbol “GNE”. On November 27, 2018, the last reported sale price for our Class B common stock was $6.23 per share.

Sales of shares of our common stock, if any, under the prospectus as modified by this prospectus supplement may be made by any method deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, (the “Securities Act”).

The sales agent is not required to sell any specific number of shares of our common stock. The sales agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the New York Stock Exchange, on mutually agreed terms between the sales agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. The sales agent will be entitled to compensation under the terms of the sales agreement at a commission rate equal to 3.0% of the gross proceeds from each sale Class B common stock. The net proceeds from any sales under this prospectus supplement will be used as described under “Use of Proceeds.” The proceeds we receive from sales of our Class B common stock, if any, will depend on the number of shares actually sold and the sale price of such shares.

In connection with the sale of Class B common stock on our behalf, B. Riley FBR will be deemed to be an underwriter within the meaning of the Securities Act, and its compensation as the sales agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to B. Riley FBR with respect to certain liabilities, including liabilities under the Securities Act.

Investing in our securities involves a high degree of risk. You should read carefully and consider the information contained in and incorporated by reference under “Risk Factors” beginning on page S-3 of this prospectus supplement, and the risk factors contained in other documents incorporated by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

B. Riley FBR

The date of this prospectus supplement is November 28, 2018

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of a registration statement that was filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process and consists of two parts. The first part is the prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information. In general, when we refer only to the prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find More Information.” These documents contain information you should carefully consider when deciding whether to invest in our Class B common stock.

This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus, you should rely on information contained in this prospectus supplement, provided that if any statement in, or incorporated by reference into, one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, any document incorporated by reference herein or therein, or any free writing prospectuses we may provide to you in connection with this offering. Neither we nor the sales agent has authorized anyone to provide you with any different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to you. The information contained in this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference herein or therein is accurate only as of the date such information is presented. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the shares of Class B common stock to which it relates, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Securities offered pursuant to the registration statement to which this prospectus supplement relates may only be offered and sold if not more than three years have elapsed since June 22, 2018, the initial effective date of the registration statement, subject to the extension of this period in compliance with applicable SEC rules.

We note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context otherwise requires, references to “we,” “our,” “us,” “Genie” or the “Company” in this prospectus mean Genie Energy Ltd., a Delaware corporation, on a consolidated basis with its wholly-owned subsidiaries, as applicable.

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PROSPECTUS SUPPLEMENT SUMMARY

The following is a summary of selected information contained elsewhere or incorporated by reference. It does not contain all of the information that you should consider before buying our securities. You should read this prospectus in its entirety, including the information incorporated by reference herein and therein.

Company Overview

The Company owns 99.3% of its subsidiary, Genie Energy International Corporation (“GEIC”), which owns 100% of Genie Retail Energy (“GRE”) and 97% of Genie Oil and Gas, Inc. (“GOGAS”). The Company is comprised of GRE, which owns and operates retail energy providers (“REPs”), including IDT Energy, Inc. (“IDT Energy”), Residents Energy, Inc. (“Residents Energy”), Town Square Energy, and Mirabito Natural Gas (“Mirabito”), and also offers energy brokerage and advisory services. Its REP businesses resell electricity and natural gas to residential and small business customers primarily in the Eastern and Midwestern United States. Internationally, GRE has begun serving customers in the United Kingdom through a joint venture and acquired a license to service customers in Japan. The Company also includes Genie Oil and Gas, an oil and gas exploration company. GOGAS holds an 86.1% interest in Afek Oil and Gas, Ltd. (“Afek”), an oil and gas exploration project in the Golan Heights in Northern Israel. GOGAS also holds controlling interests in other inactive oil and gas projects. GOGAS also owned Atid Drilling Ltd., a drilling services company operating in Israel. In September 2018, the Company divested a majority interest in Atid.

During this fourth quarter, we acquired a majority stake in Prism Solar Technologies, a solar solutions and technology company and domestic manufacturer of high-efficiency bi-facial solar panels.

The Company has successfully restructured its operations to focus on growth within the retail energy business.

Our principal executive offices are located at 520 Broad Street, Newark, New Jersey 07102, and our phone number is (973) 438-3500. Our corporate website address is https://genie.com. The information contained on, connected to or that can be accessed via our website is not part of this prospectus. We have included our website address in this prospectus as an inactive textual reference only and not as an active hyperlink.

The Offering

The following summary contains basic information about our Class B common stock and the offering and is not intended to be complete. It does not contain all of the information that may be important to you. For a more complete understanding of our Class B common stock, you should read the section entitled “Description of Capital Stock.”

Class B Common stock offered pursuant to this prospectus supplement	Shares of our Class B common stock having an aggregate offering price of up to $10,000,000.
Manner of offering	“At the market offering” that may be made from time to time through our sales agent, B. Riley FBR, Inc. See “Plan of Distribution” beginning on page S-12 of this prospectus.
Class B common stock to be outstanding after this offering Use of proceeds

Up to 26,901,462 shares, assuming a sales price of $6.23 per share, which was the closing price of our Class B common stock on the New York Stock Exchange on November 27, 2018. The actual number of shares issued will vary depending on the sales price under this offering.

We intend to use the net proceeds from this offering for general corporate purposes. We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. See “Use of Proceeds” on page S-8 of this prospectus supplement for additional information.

NYSE symbol	“GNE”
Risk factors	An investment in our Class B common stock involves substantial risks. You should read carefully the “Risk Factors” included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our filings with the SEC.

The Class B common stock outstanding after the offering is based on 25,296,325 shares of our Class B common stock outstanding as of November 27, 2018 and the sale of  1,605,137 shares of our Class B common stock at an assumed offering price of $6.23 per share, the last reported sale price of our Class B common stock on the New York Stock Exchange on November 27, 2018 and excludes the following:

•	273,659 shares of our Class B common stock reserved for future issuance as of November 27, 2018 under our 2011 Stock Option and Incentive Plan, as amended and restated; and

•	1,574,326 shares of our Class A common stock, which are convertible into shares of our Class B common stock on a 1-for-1 basis

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described below and discussed in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, as well as the risks, uncertainties and additional information set forth in our SEC reports on Forms 10-K, 10-Q and 8-K and in other documents incorporated by reference in this prospectus as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended. We expect to update these risk factors from time to time in the periodic and current reports that we file with the SEC after the date of this prospectus. These updated risk factors will be incorporated by reference in this prospectus. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our Class B common stock could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to Genie Retail Energy

The REP business is highly competitive, and we may be forced to reduce prices or incur additional costs.

GRE’s REP businesses face substantial competition both from the traditional incumbent utilities as well as from other REPs, including REP affiliates of the incumbent utilities in specific territories. As a result, we may be forced to reduce prices, incur increased costs or lose market share and cannot always pass along increases in commodity costs to customers. We compete on the basis of provision of services, customer service and price. Present or future competitors may have greater financial, technical or other resources which could put us at a disadvantage. Additionally, our experience has shown that utilities do not change their sell rates offered to customers immediately in response to increased prices for the underlying commodities.

Conversely, in a downward moving commodity cost environment, GRE’s REPs variable rate plans may benefit from the lag that utilities experience in reducing their sell rate to reflect the lower cost base in the commodity markets, and may reflect commodity costs decreases in their offerings and rates.

Increasing our market share depends in part on our ability to persuade more customers to switch to GRE’s services than those that churn from us to other providers or back to the local utility. Moreover, local utilities and some REPs may have certain advantages such as name recognition, financial strength and long-standing relationships with customers. Persuading potential customers to switch to GRE’s REPs requires significant marketing and sales operations. As we enter new international markets, we will face additional competitive environments. If GRE is not successful in convincing customers to switch both domestically and internationally, our REP businesses, results of operations and financial condition will all be adversely affected.

Our current strategy is based on current regulatory conditions and assumptions, which could change or prove to be incorrect.

Regulation over the electricity and natural gas markets has been in flux at the state and federal levels. In particular, any changes adopted by the FERC, or changes in state or federal laws or regulations (including greenhouse gas laws) may affect the prices at which GRE purchases electricity or natural gas for its customers. While we endeavor to pass along increases in energy costs to our customers pursuant to our variable rate customer offerings, we may not always be able to do so due to competitive market forces and the risk of losing our customer base.

On February 23, 2016, the New York PSC issued an order that sought to impose significant new restrictions on REPs operating in New York, including those owned by GRE. The restrictions described in the PSC’s order, which were to become effective March 4, 2016, would require that all REPs’ electricity and natural gas offerings to residential and small business customers include an annual guarantee of savings compared to the price charged by the relevant incumbent utility or, for electricity offerings, provide at least 30% of the supply from renewable sources. Customers not enrolled in a compliant program would be relinquished back to the local utility at the end of their contract period or, for variable price customers operating on month to month agreements, at the end of the current monthly billing cycle.

On March 4, 2016, a group of parties from the REP industry sought and won a temporary restraining order to stay implementation of the most restrictive portions of the PSC’s order pending a court hearing on those parties’ motion for a preliminary injunction. On July 25, 2016, the New York State Supreme Court, County of Albany, entered a decision and order granting the Petitioners’ petition, vacated provisions 1 through 3 of the Order, which outlined the proposed rule changes referenced above, and remitted the matter to the PSC for further proceedings consistent with the Court’s order.

In December 2017, the PSC held an evidentiary hearing to assess the retail energy market in New York. That process is continuing and is expected to last for at least several more months. We are evaluating the potential impact of any new order from the PSC that would follow from the evidentiary process, while preparing to operate in compliance with any new requirements that may be imposed. Depending on the final language of any new order, as well as our ability to modify our relationships with our New York customers, an order could have a substantial impact upon the operations of GRE’s REPs in New York. As of September 30, 2018, New York represented 31.1% of GRE’s total meters served and 23.2% of the total residential customer equivalents (“RCEs”) of GRE’s customer base. For the three and nine months ended September 30, 2018, gross revenues generated from New York were $17.1 million and $58.2 million, respectively.

We are the subject of investigations or actions by other Attorneys General, State Commissions and State Regulatory Authorities in the states of New Jersey, Ohio, Connecticut and Illinois as further described in Item 1 “Legal Proceedings” in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 9, 2018. We have entered into consent orders and may enter into other settlements or be subject to orders or actions of those bodies. These settlements and orders may require us to provide refunds to customers, pay fines and penalties, modify our business practices or restrict us from operating in certain jurisdictions, all of which could have a material adverse effect on our REP operations.

Legislators and regulators may enact or modify laws or regulation to prevent the repetition of price spikes experienced in prior periods or address customer complaints that have come to light in connection with those events. Potential regulatory and/or legislative changes may impact our ability to use our established sales and marketing channels. Any changes in these factors, or any significant changes in industry development, could have an adverse effect on our revenues, profitability and growth or threaten the viability of our current business model.

Fixed Rate Products or Guaranteed Pricing Programs could result in losses or decreased profits if GRE fails to estimate commodity prices accurately.

REPs and utilities offering fixed rate products or guaranteed pricing often are unable to change their sell rates offered to customers in response to volatility in the prices of the underlying commodities or changes in the regulatory environment. In times of high commodity prices, these fixed rate programs expose us to the risk that we will incur significant unforeseen costs in performing the contracts. GRE’s meters enrolled in offerings with fixed rate characteristics constituted approximately 36% of GRE’s electric load during the third quarter of 2018. Fixed rate products are become a greater part of our offering, and such products may be mandated by regulators.

However, it is difficult to predict future commodity costs. Any shortfalls resulting from the risks associated with fixed-price programs will reduce our working capital and profitability. Our inability to accurately estimate the cost of providing services under these programs could have an adverse effect on our profitability and cash flows.

GRE’s growth depends in part on its ability to enter new markets.

We have recently entered the U.K. market and intend to enter the Japanese market in the near future. New markets, both domestically and internationally, for our business are determined based on many factors, which include the regulatory environment, as well as GRE’s REP businesses ability to procure energy in an efficient and transparent manner. We seek to purchase wholesale energy where there is a real time market that reflects a fair price for the commodity for all participants. Once new markets are determined to be suitable for GRE’s REP businesses, we will expend substantial efforts to obtain necessary licenses and will incur significant customer acquisition costs and there can be no assurance that we will be successful in new markets. Furthermore, and as discussed in the Risk Factor entitled “The Company’s business is subject to the risks of international operations” there are regulatory differences between the markets that we currently operate in and new markets, including, but not limited to, exposure to credit risk, additional churn caused by tariff requirements, rate-setting requirements and incremental billing costs. A failure to identify, become licensed in, and enter new territories may have a material negative impact on our growth, financial condition and results of operations.

The Company’s business is subject to the risks of international operations.

As the Company grows its international operations, it may derive a significant portion of its revenue and earnings from such operations. Compliance with applicable U.S. and foreign laws and regulations, such as import and export requirements, anti-corruption laws, tax laws, foreign exchange controls and cash repatriation restrictions, data privacy requirements, environmental laws, labor laws and anti-competition regulations, increases the costs of doing business in foreign jurisdictions. Although the Company has implemented policies and procedures to comply with these laws and regulations, a violation by the Company’s employees, contractors, or agents could nevertheless occur. In some cases, compliance with the laws and regulations of one country could violate the laws and regulations of another country. Violations of these laws and regulations could materially adversely affect the Company’s brand, international growth efforts and business.

The Company also could be significantly affected by other risks associated with international activities including, but not limited to, learning new markets, adopting to different cultural norms and practices, economic and labor conditions, increased duties, taxes and other costs and political instability. The Company is also exposed to credit and collectability risk on its trade receivables with customers in certain international markets. There can be no assurance the Company can effectively limit its credit risk and avoid losses.

Unfair business practices or other activities of REPs may adversely affect us.

Competitors in the highly competitive REP market have engaged in unfair business practices to sign up new customers. Competitors engaging in unfair business practices create an unfavorable impression about our industry on consumers, regulators or political bodies. Such unfair practices by other companies can adversely affect our ability to grow or maintain our customer base. The successes, failures or other activities of various REPs within the markets that we serve may impact how we are perceived in the market. Further, such practices can lead to regulatory action, such as the recent New York PSC Order and other regulatory proceedings and investigations the Company is subject to in several states, that can negatively impact us and the industry.

GRE is subject to litigation that may limit its operations.

In connection with the events described in the Risk Factor above entitled “Unusual weather conditions may have significant direct and indirect impacts on GRE’s business and results of operations”, IDT Energy has also been sued in separate putative class action suits in New York, New Jersey and Pennsylvania, partially related to the price increases during the winter of 2014. These matters are more fully discussed below in Item 1 “Legal Proceedings” in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 9, 2018, including that IDT Energy reached settlement with multiple state regulators terminating litigation with no admission of liability or finding of wrongdoing by IDT Energy.

IDT Energy does not believe that it was at fault or acted in any way improperly with respect to the events of winter 2014. However, we cannot predict the outcome of putative class action litigation or the impact on us of these or other actions, or whether there will be other impacts from the conditions that existed in winter 2014. Further, although we have taken action to insulate us and our customers from future similar events, we cannot assure that those actions will be effective, and we will not be subject to class actions in the future.

Such class action lawsuits or other claims against us could have a material adverse impact on our financial condition, competitive position or results of operations.

The REP business depends on maintaining the licenses in the states we operate, and any loss of those licenses would adversely affect our business, prospects and financial conditions.

GRE’s REP businesses require licenses from public utility commissions and other regulatory organizations to operate its business. Those agencies may impose various requirements to obtain or maintain licenses. Further, certain non-governmental organizations have been focusing on the REP industry and the treatment of customers by certain REPs. Any negative publicity regarding the REP industry in general, including, but not limited to, legislatures potentially seeking to restrict the activities of REPs and GRE in particular or any increase in customer complaints regarding GRE’s REP businesses could negatively affect our relationship with the various commissions and regulatory agencies and could negatively impact our ability to obtain new licenses to expand operations or maintain the licenses currently held. In the aftermath of the polar vortex, several regulatory bodies adopted more aggressive policies toward REPs, including the action against IDT Energy in Pennsylvania described in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 9, 2018. Any loss of our REP licenses would cause a negative impact on our results of operations, financial condition and cash flow.

We could be harmed by network disruptions, security breaches, or other significant disruptions or failures of our IT infrastructure and related systems or of those we operate for certain of our customers.

To be successful, we need to continue to have available, for our and our customers’ use, a high capacity, reliable and secure network. We face the risk, as does any company, of a security breach, whether through cyber-attacks, malware, computer viruses, sabotage, or other significant disruption of our IT infrastructure and related systems. As such, there is a risk of a security breach or disruption of the systems we operate, including possible unauthorized access to our and our customers’ proprietary or classified information. We are also subject to breaches of our network resulting in unauthorized utilization of our services or products, which subject us to the costs of providing those products or services, which are likely not recoverable. The secure maintenance and transmission of our and our customer’s information is a critical element of our operations. Our information technology and other systems that maintain and transmit customer information, or those of service providers or business partners, may be compromised by a malicious third-party penetration of our network security, or that of a third-party service provider or business partner, or impacted by advertent or inadvertent actions or inactions by our employees, or those of a third-party service provider or business partner. As a result, our or our customers’ information may be lost, disclosed, accessed or taken without the customers’ consent, or our products and services may be used without payment.

Although we make significant efforts to maintain the security and integrity of these types of information and systems, there can be no assurance that our security efforts and measures will be effective or that attempted security breaches or disruptions would not be successful or damaging, especially in light of the growing sophistication of cyber-attacks and intrusions sponsored by state or other interests. We may be unable to anticipate all potential types of attacks or intrusions or to implement adequate security barriers or other preventative measures. Certain of our business units have been the subject of attempted and successful cyber-attacks in the past. We have researched the situations and do not believe any material internal or customer information has been compromised.

Network disruptions, security breaches and other significant failures of the above-described systems could (i) disrupt the proper functioning of our networks and systems and therefore our operations or those of certain of our customers; (ii) result in the unauthorized use of our services or products without payment, (iii) result in the unauthorized access to, and destruction, loss, theft, misappropriation or release of proprietary, confidential, sensitive or otherwise valuable information of ours or our customers, including trade secrets, which others could use to compete against us or for disruptive, destructive or otherwise harmful purposes and outcomes; (iv) require significant management attention or financial resources to remedy the damages that result or to change our systems and processes; (v) subject us to claims for contract breach, damages, credits, fines, penalties, termination or other remedies; or (vi) result in a loss of business, damage our reputation among our customers and the public generally, subject us to additional regulatory scrutiny or expose us to litigation. Any or all of which could have a negative impact on our results of operations, financial condition and cash flows.

Risks Related to This Offering

You may experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our Class B common stock. Assuming that an aggregate of  1,605,137 shares of our Class B common stock are sold at a price of $6.23 per share pursuant to this prospectus which was the last reported sale price of our Class B common stock on the New York Stock Exchange on November 27, 2018, for aggregate net proceeds of approximately $9.5 million after deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of approximately $3.56 per share. See the section entitled “Dilution” on page S-9 of this prospectus for a more detailed illustration of the dilution you would incur if you participate in this offering.

Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

Future sales of substantial amounts of our Class B common stock, or the possibility that such sales could occur, could adversely affect the market price of our Class B common stock.

We may issue up to $10 million of Class B common stock from time to time in this offering. The issuance from time to time of shares in this offering, as well as our ability to issue such shares in this offering, could have the effect of depressing the market price or increasing the market price volatility of our Class B common stock.

It is not possible to predict the actual number of shares we will sell under the sales agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the sales agent at any time throughout the term of the sales agreement. The number of shares that are sold through the sales agent after delivering a placement notice will fluctuate based on a number of factors, including the market price of the Class B common stock during the sales period, the limits we set with the sales agent in any applicable placement notice, and the demand for our Class B common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

The Class B common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents and information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact.

All statements in this prospectus and the documents and information incorporated by reference in this prospectus that are not historical facts are forward-looking statements. We may, in some cases, use terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions or the negative of such items that convey uncertainty of future events or outcomes to identify forward-looking statements.

Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made, and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

USE OF PROCEEDS

The amount of proceeds from this offering will depend upon the number of shares of our Class B common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with B. Riley FBR.

We intend to use the net proceeds from this offering, if any, for general corporate purposes, including working capital. We may temporarily invest the net proceeds in short-term, interest-bearing instruments or other investment-grade securities. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DILUTION

If you invest in our Class B common stock, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the as-adjusted net tangible book value per share after this offering. Our net tangible book value of our Class B common stock on September 30, 2018 was approximately $62.4 million, or approximately $2.46 per share of Class B common stock based on 25,318,218 shares outstanding. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our Class B common stock.

After giving effect to the sale of our Class B common stock pursuant to this prospectus in the aggregate amount of $10 million at an assumed offering price of $6.23 per share pursuant to this prospectus which was the last reported sale price of our Class B common stock on the New York Stock Exchange on November 27, 2018, and after deducting commissions and estimated aggregate offering expenses payable by us, our net tangible book value as of September 30, 2018 would have been approximately $71.9 million, or $2.67 per share of Class B common stock. This represents an immediate increase in net tangible book value of $0.21 per share to our existing stockholders and an immediate dilution in net tangible book value of $3.56 per share to new investors. The following table illustrates this per share dilution:

Assumed Offering price per share		$6.23
Net tangible book value per share as of September 30, 2018	$2.46
Increase in net tangible book value per share attributable to the offering	$0.21
As-adjusted net tangible book value per share after giving effect to the offering		$2.67
Dilution in net tangible book value per share to new investors		$3.56

The above discussion and table are based on 25,318,218 shares of our Class B common stock outstanding as of September 30, 2018 and excludes as of such date the 273,659 shares of our Class B common stock reserved for future issuance under our Genie Energy Ltd. 2011 Stock Option and Incentive Plan, as amended and restated.

PRICE RANGE OF CLASS B COMMON STOCK

Our Class B common stock trades on the New York Stock Exchange under the symbol “GNE”.

The table below sets forth the high and low sales prices for our Class B Common Stock as reported by the NYSE for the fiscal periods indicated which represents the only fiscal periods our Class B Common Stock has been trading on the NYSE.

	High	Low
Fiscal year ended December 31, 2016
First Quarter	$11.02	$7.00
Second Quarter	$8.48	$6.32
Third Quarter	$7.49	$5.69
Fourth Quarter	$6.60	$5.07

Fiscal year ended December 31, 2017
First Quarter	$7.35	$5.25
Second Quarter	$8.31	$6.97
Third Quarter	$7.61	$5.72
Fourth Quarter	$6.93	$4.18

Fiscal year ended December 31, 2018
First Quarter	$5.29	$4.09
Second Quarter	$5.83	$3.82
Third Quarter	$6.36	$4.95
Fourth Quarter (as of November 27, 2018)	$7.00	$5.08

DIVIDEND POLICY

In 2017, 2016 and 2015, we paid aggregate dividends per share of $0.30, $0.24 and $0.12, respectively, to stockholders of our Class A common stock and Class B common stock. The aggregate dividends paid in 2017, 2016 and 2015 were $7.4 million, $5.9 million and $3.0 million, respectively. In March 2018, our Board of Directors declared a quarterly dividend of $0.075 per share on our Class A common stock and Class B common stock for the fourth quarter of 2017 to stockholders of record as of the close of business on March 19, 2018. The dividend was paid on or about March 23, 2018. On July 31, 2018, our Company’s Board of Directors declared a quarterly dividend of $0.075 per share on its Class A common stock and Class B common stock for the second quarter of 2018. The dividend was paid on or about August 24, 2018 to stockholders of record as of the close of business on August 15, 2018. In November 2018, our Board of Directors declared a quarterly dividend of $0.075 per share on our Class A common stock and Class B common stock for the third quarter of 2018. The dividend will be paid on or about November 30, 2018 to stockholders of record as of the close of business on November 19, 2018.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of (i) 35 million shares of Class A common stock, (ii) 200 million shares of Class B common stock, and (iii) 10 million shares of Preferred Stock.

The following statements set forth the material terms of our classes of authorized stock; however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, our Amended and Restated Certificate of Incorporation, which has been filed as an exhibit to registration statement on Form 10 of which this Information Statement forms a part.

Class A Common Stock

Holders of shares of our Class A common stock are entitled to three votes for each share on all matters to be voted on by the stockholders. Holders of our Class A common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. Each share of our Class A common stock may be converted, at any time and at the option of the holder, and automatically converts upon transfers to unaffiliated parties, into one fully paid and non-assessable share of our Class B common stock.

As of November 27, 2018, there were 1,574,326 shares of our Class A common stock outstanding.

Class B Common Stock

Holders of shares of our Class B common stock are entitled to one tenth of one vote for each share on all matters to be voted on by the stockholders. Holders of our Class B common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. Our Class B common stock is listed on the NYSE.

As of November 27, 2018, there were 25,296,325 shares of our Class B common stock outstanding.

Preferred Stock

The Board of Directors has the authority to fix the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by the stockholders.

The Series 2012-A preferred stock was established by resolutions of the Board of Directors of the Company on July 30, 2012. Holders of our Series 2012-A Preferred Stock are entitled to one tenth of one vote for each share on all matters to be voted on by the stockholders. Our Series 2012-A preferred stock is listed on the NYSE.

Each share of our Series 2012-A preferred stock has a liquidation preference of $8.50 (the “Liquidation Preference”), and is entitled to receive an annual dividend per share equal to the sum of (i) $0.6375 (the “Base Dividend”) plus (ii) seven and one-half percent (7.5%) of the quotient obtained by dividing (A) the amount by which the EBITDA for a fiscal year of our retail energy provider business exceeds $32 million by (B) 8,750,000 (the “Additional Dividend”), payable in cash. EBITDA consists of income (loss) from operations exclusive of depreciation and amortization and other operating gains (losses).

The Series 2012-A Preferred Stock is redeemable, in whole or in part, at our option following October 11, 2017 at 101% of the Liquidation Preference plus accrued and unpaid dividends, and 100% of the Liquidation Preference plus accrued and unpaid dividends following October 11, 2018.

During any period when we have failed to pay a dividend on the Series 2012-A preferred stock and until all unpaid dividends have been paid in full, we are prohibited from paying dividends or distributions on our Class B or Class A common stock.

The Base Dividend is payable (if declared by our Board of Directors, and accrued, if not declared) quarterly on each February 15, May 15, August 15 and November 15, and to the extent that there is any Additional Dividend payable with respect to a fiscal year, it will be paid to holders of Series 2012-A preferred stock with the May dividend. With respect to the payment of dividends and amounts upon liquidation, dissolution or winding up, the Series 2012-A preferred stock is equal in rank to all other equity securities we issue, the terms of which specifically provide that such equity securities rank on a parity with the Series 2012-A preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up; senior to our common stock; and junior to all of our existing and future indebtedness.

As of November 27, 2018, there were 2,322,699 shares of our Series 2012-A preferred stock outstanding.

New York Stock Exchange Listing

Our Class B common stock is listed on the New York Stock Exchange and trades under the symbol “GNE.”

Transfer Agent and Registrar

The transfer agent and registrar for our capital stock is American Stock Transfer & Trust, LLC.

PLAN OF DISTRIBUTION

We have entered into a sales agreement with B. Riley FBR on November 27, 2018, under which we may offer and sell our Class B common stock having an aggregate offering price of up to $10,000,000 from time to time through or to B. Riley FBR as sales agent or principal. Sales of shares of our Class B common stock, if any, under this prospectus may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act.

Each time we wish to issue and sell our Class B common stock under the sales agreement, we will notify B. Riley FBR of the number or dollar value of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed B. Riley FBR, unless B. Riley FBR declines to accept the terms of the notice, B. Riley FBR has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of B. Riley FBR under the sales agreement to sell our Class B common stock are subject to a number of conditions that we must meet.

We will pay B. Riley FBR commissions for its services in acting as agent in the sale of our Class B common stock at a commission rate equal to 3.0% of the gross sale price per share sold. We have also agreed to reimburse B. Riley FBR for its reasonable out-of-pocket expenses, including attorney’s fees, in an amount not to exceed $45,000. We estimate that the total expenses for the offering, excluding compensation payable to B. Riley FBR under the sales agreement, will be approximately $150,000.

Settlement for sales of Class B common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and B. Riley FBR in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the Class B common stock on our behalf, B. Riley FBR will be deemed to be an underwriter within the meaning of the Securities Act, and its compensation as sales agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to B. Riley FBR against certain civil liabilities, including liabilities under the Securities Act.

The offering pursuant to the sales agreement will terminate upon the earlier of (1) the issuance and sale of all shares of our Class B common stock subject to the sales agreement; and (2) the termination of the sales agreement as permitted therein.

B. Riley FBR and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services it may in the future receive customary fees. To the extent required by Regulation M, B. Riley FBR will not engage in any market making activities involving our Class B common stock while the offering is ongoing under this prospectus supplement. This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed as an exhibit to our Current Report on Form 8-K and is incorporated by reference in this prospectus supplement.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Schwell Wimpfheimer & Associates, New York, New York. B. Riley FBR is being represented in connection with this offering by Duane Morris LLP, New York, New York.

EXPERTS

The consolidated financial statements as of December 31, 2017 and 2016 and for each of the three years in the period ended December 31, 2017 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement on Form S-3 filed by us with the SEC. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information about us and the securities offered by this prospectus, we refer you to the registration statement and its exhibits and schedules which may be obtained as described herein.

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this registration statement and prospectus the following documents, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K):

●	Our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 16, 2018;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 10, 2018;

●	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed with the SEC on August 9, 2018;

●	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, filed with the SEC on November 9, 2018;

●

Our Current Reports on Form 8-K filed with the SEC on January 16, 2018, February 26, 2018, March 27, 2018, April 16, 2018, May 9, 2018, July 10, 2018, July 25, 2018, September 6, 2018, October 25, 2018, October 31, 2018 and November 28, 2018; and our Current Report on Form 8-K/A filed with the SEC on January 2, 2018,

●	Our definitive proxy statement on Schedule 14A filed with the SEC on April 9, 2018; and

●

The description of our Class B common stock set forth under Item 11 in Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form 10, filed with the SEC on November 14, 2011, including any amendment or report filed for the purpose of updating such information.

We will provide each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus upon written or oral request at no cost to the requester. Requests should be directed to: Genie Energy Ltd 520 Broad Street, Newark, NJ 07012, Attn: Investor Relations, or you may call us at (973) 438-3500.

PROSPECTUS

GENIE ENERGY LTD.

$25,000,000

Class B Common Stock

Warrants

We may from time to time offer to sell any combination of the securities described in this prospectus in one or more offerings. The aggregate initial offering price of all securities sold under this prospectus will not exceed $25,000,000.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference herein or therein before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

Our Class B common stock is listed on the New York Stock Exchange under the symbol “GNE”. On June 15, 2018, the last reported sale price for our Class B common stock was $5.11 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

Investing in our securities involves risks. See “Risk Factors” beginning on page 10.

We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 22, 2018.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $25,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information.”

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. No person is authorized to give any information or represent anything not contained in this prospectus, any accompanying prospectus supplement and any applicable pricing supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, the accompanying prospectus supplement or related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are only offering the securities in places where sales of those securities are permitted.

This prospectus, the accompanying supplement to this prospectus and any related free writing prospectus, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, the accompanying supplement to this prospectus or any related free writing prospectus, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference therein is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or the applicable securities are sold on a later date.

As used in this prospectus, “Genie Energy Ltd.,” “Genie,” “the Company,” “we,” “our,” “ours,” and “us” refer to Genie Energy Ltd. and its consolidated subsidiaries.

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SUMMARY

This summary highlights selected information from this prospectus and the documents incorporated herein by reference and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing in our securities discussed under “Risk Factors” beginning on page 10 of this prospectus, the information incorporated herein by reference, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. All references in this prospectus to “we,” “us,” “our,” “Genie,” “Genie Energy Ltd.”, the “Company” and similar designations refer to Genie Energy Ltd. and its consolidated subsidiaries, unless otherwise indicated or as the context otherwise requires.

Our Business

Genie Energy Ltd. is comprised of Genie Retail Energy, Inc., or GRE, and Genie Oil and Gas, Inc., or GOGAS. GRE owns and operates retail energy providers, or REPs, including IDT Energy, Inc., or IDT Energy, Residents Energy, LLC, or Residents Energy, Town Square Energy, or TSE, and Mirabito Natural Gas, or Mirabito, and also offers energy brokerage and advisory services through its Genie Retail Energy Services and Diversegy divisions. GRE’s REP businesses resell electricity and natural gas to residential and small business customers primarily in the Eastern United States. Through a joint venture, GRE has begun serving customers in Great Britain.

GOGAS is an oil and gas exploration company with a contracted drilling services operations as well. Three of GOGAS’ four exploration projects are inactive. GOGAS holds an 86.1% interest in Afek Oil and Gas, Ltd. (“Afek”), the Company’s oil and gas exploration project in the Golan Heights in Northern Israel. GOGAS also owns Atid, an early stage drilling services company operating in Israel.

Corporate Structure

Genie Energy Ltd., a Delaware corporation, owns 99.3% of its subsidiary, Genie Energy International Corporation, or GEIC, which owns 100% of GRE, and 92% of GOGAS. GOGAS holds an 86.1% interest in Afek and controlling interests in other inactive oil and gas projects.

GRE has outstanding deferred stock units granted to officers and employees that represent an interest of 1.25 % of the equity of GRE.

Genie Retail Energy

Genie Retail Energy is comprised of REPs and related businesses. GRE’s REP businesses purchase electricity and natural gas on the wholesale markets and resell these commodities to their residential and business customers. The positive difference between the net sales price of electricity and natural gas sold to its customers and the cost of their electricity and natural gas supplies and related costs are the REP businesses’ gross profits.

GRE’s REP businesses operate in certain utility territories within the deregulated retail energy markets of thirteen states in the Eastern and Midwestern US: Connecticut, Delaware, Illinois, Maryland, Massachusetts, New Hampshire, New Jersey, New York, Maine, Ohio, Pennsylvania, Florida and Rhode Island, as well as in Washington, D.C.

GRE’s US REP businesses operate under several brand names including IDT Energy, Residents Energy, Town Square Energy and Mirabito. Their diverse offerings, in both the electricity and natural gas markets include, variable rate offerings, fixed rate offerings, and green renewable offerings.

As part of our ongoing business development efforts, we seek out new opportunities in domestic and international jurisdictions, however, there are no assurances we will be successful in launching any such operations.

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Historically, GRE’s REP businesses have expanded organically – adding new customers through customer acquisition programs at a rate faster than customers lost through attrition or churn. New customers are generally acquired through a combination of marketing and sales channels including door-to-door solicitation, telemarketing, online and digital marketing, direct mail, and by competitive bidding for exclusive contracts awarded by certain municipalities that, when authorized by state laws, award participating residents’ electricity supply to a single supplier.

Customer churn is a significant factor in the REP business, with monthly churn rates for GRE’s REPs averaging between four and eight percent per month. Customer churn tends to decrease when commodity prices fall, when weather-driven consumption decreases, when the price to REP customers decreases relative to competitors including the incumbent utility provider, or when the REPs incentivize customer tenure. Customer churn tends to increase when commodity prices rise, when weather driven consumption increases or spikes, or when the price to REP customers increases relative to the prices charged by competitors including incumbent utility providers. Newly acquired customers have higher rates of churn than longer-term customers.

GRE also operates several smaller non-REP businesses under its Genie Retail Energy Services (GRES) division, including Diversegy and Genie Solar Energy. Diversegy operates as an energy broker and advisor to industrial, commercial and municipal customers across deregulated energy markets in the United States. Diversegy’s customers are typically not served by GRE REPs.

Genie Solar Energy operates as a provider of end-to-end solar solutions primarily for commercial customers in five states – Massachusetts, New Hampshire, New Jersey, New York and Pennsylvania.

In November 2016, GRE closed on the acquisition of Retail Energy Holdings, LLC (REH), a privately held retail electricity provider operating under the Town Square Energy brand. The acquisition added approximately 48,000 RCEs to GRE’s customer base. Town Square Energy, operates in eight Eastern states and its licenses and customer base expanded GRE’s geographic footprint to four new states – New Hampshire, Rhode Island, Massachusetts and Connecticut – and provided additional electricity customers in New Jersey, Maryland, Ohio and Pennsylvania.

On July 17, 2017, a Company subsidiary entered into a definitive agreement with Energy Global Investments Pty Ltd (“EGC”) to launch a joint venture to offer electricity and natural gas service to residential and small business customers in the United Kingdom under the brand Orbit Energy. In December 2017, Orbit commenced initial customer acquisition in the UK under the mandated three-month Controlled Market Entry framework in which new entrants can acquire a limited number of customers in a test environment.

On August 10, 2017, GRE acquired Mirabito Natural Gas, a Ft. Lauderdale, Florida-based natural gas supplier, from Angus Partners, LLC (“Angus”). Mirabito serves commercial and government customers throughout Florida.

For the past two years, GRE’s REP businesses expanded to new markets both to accelerate growth of our customer base and to reduce operational and regulatory risk associated with heavy geographical concentration.

GRE’s revenue has comprised 100% of our total consolidated revenue since our inception. In 2017, GRE generated revenue of $264 million comprised of $222 million from sales of electricity, $40 million from sales of natural gas, and other revenue of $2 million, as compared with revenue of $212 million in 2016, comprised of $179 million from the sales of electricity, $31 million from the sales of natural gas and other revenue of $2 million. In the first quarter of 2018, GRE generated revenue of $89 million comprised of $65 million from sales of electricity, $23 million from sales of natural gas, and other revenue of $500 thousand, as compared with revenue of $71 million in the first quarter of 2017, comprised of $53 million from the sales of electricity, $18 million from the sales of natural gas and other revenue of $500 thousand. Electricity sales have become a more significant portion of GRE’s business in recent years.

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GRE’s REP operations are seasonal. Approximately 45% and 43% of our natural gas revenues in 2017 and 2016, respectively, were generated during the first quarter, when the demand for heating peaks. Although the demand for electricity is not as seasonal as natural gas, approximately 30% and 31% of total revenues from electricity sales in 2017 and 2016 were generated in the third quarter when the demand for cooling peeks.

Variations in weather can significantly impact GRE’s operations. For example, unusually sustained cold weather in the first quarter of 2014 drove increased demand creating a “polar vortex” that was characterized by extraordinarily large spikes in the prices of wholesale electricity and natural gas in markets where GRE’s REPs and other retail providers purchase their supply.

Industry Overview

Retail energy providers (REPs) operate in deregulated retail energy markets in the US and overseas. REPs purchase electricity and natural gas on the wholesale markets and resell the commodities to their customers, who may include homeowners, renters and small to mid-sized commercial and governmental operations and institutions. Generally, incumbent local utilities continue to handle electricity and natural gas distribution, billing, and collections. The utilities remit the proceeds collected for the commodity supply portion of their bills less certain fees to the REPs.

REPs generally have no significant fixed assets and low levels of capital expenditure. Their cost of revenues is incurred to purchase electricity and natural gas in their respective wholesale markets and other factors. Selling, general and administrative expenses are primarily related to customer acquisition, customer retention, billing and purchase of receivables, or POR, fees paid to the utilities, and program management.

As of May 31, 2018, there were thirty states in which there is some level of energy deregulation. We currently market in all the states where there is residential deregulation covering both electricity and natural gas. We are in the process of applying for licenses or setting up operations in two additional states and are constantly evaluating entrance into new markets. Internationally, many of the most heavily populated countries in western Europe, are deregulated. In addition, Japan and other Asian countries have recently deregulated residential energy markets as well.

Customers; Marketing

The services of GRE’s REPs - IDT Energy, Residents Energy, Town Square Energy and Mirabito - are made available to customers under several offerings with distinct terms and conditions. The majority of our customer base is enrolled in variable rate programs via automatically renewing or month-to-month agreements, which enable us to recover our wholesale costs for electricity and natural gas through adjustments to the rates charged to our customers. The frequency and degree of these rate adjustments is determined by GRE, and is not restricted by regulation.

As of March 31, 2018, customers on variable rate products constituted 66% of the electric and natural gas load, with the balance from customers on fixed rate agreements. For our variable rate product, the amount we charge to our customers reflects the underlying commodity cost plus a markup. During times of decreasing or stable costs, we typically experience lower rates of churn than when costs are increasing.

Variable rate products are available to all customers in all states served by GRE’s REPs except for Connecticut. Likewise, Renewable (Green) energy supply options exist in all markets served by GRE’s REPs. Renewable (Green) Electricity supply is 100% matched with renewable energy certificates that reflect the generation of electricity from sources such as hydro-electric wind, solar and biomass.

The electricity and natural gas we sell through all of our offerings are metered and delivered to customers by the local utilities. The utilities also provide billing and collection services for the majority of our customers. For a small number of direct bill customers, we perform our own billing and collection. Additionally, GRE’s REPs’ receivables are, in many states, purchased by the utilities in whose areas we operate for a percentage of their face value (over the course of 2017, the associated cost was approximately 1.4% of revenue) in exchange for the utility receiving a first priority lien in the customer receivable without recourse against the REP.

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Genie Retail Energy’s customer base as measured in residential customer equivalents (RCEs) decreased to 285,000 at March 31, 2018 from 287,000 a year earlier and 301,000 as of December 31, 2017, while meters served decreased to 373,000 from 418,000 at March 31, 2017 and from 412,000 at December 31, 2017. The decreases reflect the regulatorily mandated return of low-income customers in New York served by retail energy providers (REPs) to the incumbent utilities as well as GRE’s strategic decision to pull back customer acquisition efforts in certain territories.

GRE seeks to acquire profitable customers in low-risk markets, specifically where the utilities have adopted a portfolio of REP-friendly, regulatory-driven programs. Among these programs is purchase of receivables (POR) programs. Under POR programs, utilities are contractually obligated to purchase customer receivables at pre-determined and fixed discounts. Utilities also offer consolidated billing as part of the POR program. Through consolidated billing, the utilities retain the responsibility for billing the individual customer and the subsequent collection of the remittances. There are markets in which we operate that the utilities engage in consolidated billing on behalf of REP’s but are not obligated to guarantee the receivables.

Utilities in Connecticut, Delaware, Ohio, New York, Pennsylvania, Illinois, Washington, D.C., Massachusetts and Maryland offer POR programs, without recourse, that permit customers with past-due balances to remain in the POR and consolidated bill programs. However, utilities in New Jersey generally do not permit customers with past-due balances beyond 120 days to enroll or remain in their POR programs, which means that after a certain amount of time (determined based on the specific commodity), the REP becomes responsible for the billing and collection of the commodity portion of the future invoices for its delinquent customers. Utilities in New Hampshire and Rhode Island do not offer POR but they do offer consolidated billing. In Florida, there is no POR and we bill customers directly.

Additionally, GRE targets markets in which we can procure energy in an efficient and transparent manner. We seek to purchase wholesale energy where there is a real-time market that reflects a fair price for the commodity for all participants. This allows GRE to reflect a true market cost base and adjust its rates to its variable rate customers taking into account prevailing market rates.

We regularly monitor other deregulated or deregulating markets to determine if they are appropriate for entry, and may initiate the licensing process in a selected region to facilitate entry into the region contingent upon favorable deregulatory developments.

Acquisition and Management of Gas and Electric Supply

Since 2009, certain of GRE’s REPs have been party to a Preferred Supplier Agreement with BP Energy Company, or BP. The agreement allows for purchases of electricity and natural gas for customers focused in areas where the utilities have POR programs. Under the arrangement, those REPs purchase electricity and natural gas from BP at market rate plus a fee. The obligations to BP are secured by a first security interest in deposits or receivables from utilities in connection with their purchase of the REPs’ customer’s receivables under the applicable POR program, and in any cash deposits or letters of credit posted in connection with any collateral accounts with BP. The agreement with BP has been amended to cover the territories in which we operate. The agreement was modified and extended on November 19, 2015, and is scheduled to terminate on November 30, 2019. Our ability to purchase electricity and natural gas under this agreement is subject to satisfaction of certain conditions including the maintenance of certain covenants.

GRE is required to meet certain minimum green energy supply criteria in some of the markets in which it operates. We meet those thresholds by acquiring renewable energy certificates, or REC’s. In addition, GRE offers green or other renewable energy products to its customers in all of the territories in which we operate. GRE acquires green renewable energy conversion rights or attributes and REC’s to satisfy the load requirements for these customers.

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GRE does not own electrical power generation, transmission, or distribution facilities, or natural gas production, pipeline or distribution facilities. GRE’s REPs currently contract with Dominion Transmission, Inc., National Fuel Supply, Williams Gas Pipeline and Texas Eastern Transmission and others for natural gas pipeline, storage and transportation services, and utilizes the New York Independent System Operator, Inc., or NYISO, and PJM Interconnection, LLC, or PJM, for electric transmission and distribution. NYISO operates the high-voltage electric transmission network in New York State, and administers and monitors New York’s wholesale electricity markets. PJM is a regional transmission organization that coordinates the movement of wholesale electricity in all or parts of thirteen states (including New Jersey, Pennsylvania, Maryland and Illinois) and the District of Columbia.

For risk management purposes, GRE’s REPs utilize forward physical delivery contracts for a portion of their purchases of electricity and natural gas, which are defined as commodity derivative contracts. In addition, GRE’s REPs enter into put and call options as hedges against unfavorable fluctuations in market prices of electricity and natural gas.

The ISOs perform real-time load balancing for each of the electrical power grids in which GRE REPs operate. Similarly, load balancing is performed by the utilities or local distribution company, or LDC, for each of the natural gas markets in which GRE operates. Load balancing ensures that the amount of electricity and natural gas that GRE’s REPs purchase is equal to the amount necessary to service its customers’ demands at any specific point in time. GRE’s REPs are charged or credited for balancing the electricity and natural gas purchased and sold for their account by their suppliers and the LDCs. GRE’s REPs manage the differences between the actual electricity and natural gas demands of their customers and their bulk or block purchases by buying and selling in the spot market, and through monthly cash settlements and/or adjustments to future deliveries in accordance with the load balancing performed by utilities, LDCs, and/or ISOs.

Competition

As an operator of REPs, GRE competes with the local utility companies in each of the markets in which it provides services and with many other licensed REPs. In some markets, competitor REPs are affiliated with local utilities. GRE also competes with several large vertically integrated energy companies. Competition with the utilities and REPs impacts GRE’s gross margins, customer acquisition rates and exposes GRE to customer churn.

REPs and utilities offering fixed rate products or guaranteed pricing often are unable to change their sell rates offered to customers in response to underlying commodity price volatility. In a downward moving commodity cost environment, variable rate REPs typically become more competitive as they benefit from the lag that utilities experience in reducing their sell rate to reflect the lower commodity costs, and they may benefit from decreases in margin pressure, improvements in the customer acquisition environment, and lower rates of churn. In a rising commodity cost environment, REPs that offer variable rate products, and reflect real-time commodity costs, will typically become less competitive with fixed rate providers, experience increased margin pressure, a more challenging customer acquisition environment and higher rates of customer churn.

Increasing our market share depends in part on our ability to persuade more customers to switch from other providers to one of our REPs at a higher rate than our customers churn to other providers. Moreover, local utilities and some REPs may have certain advantages such as name recognition, financial strength and long-standing relationships with customers. Persuading potential customers to switch to GRE requires significant marketing and sales operations.

Regulation

REPs such as ours must be licensed in each state and utility service territory in which they operate. Each is subject to the rules and regulations governing the operations of REPs in each jurisdiction.

Although the rates charged by GRE’s REPs are not regulated in the same way as the rates of utility companies, the manner in which the REPs market to potential customers, and the relationships between the REPs and their customers, are heavily regulated. GRE’s REPs must also comply with various quarterly and/or annual reporting requirements in order to maintain their eligibility to provide service. In certain jurisdictions the REPs are required to publish product offers with the applicable regulatory commissions, or in the public domain, generally on a website established for such purpose. In addition to the regulations that govern the relationships between GRE’s REPs and their customers, GRE’s REPs also maintain specific Terms & Conditions or Terms of Service for each product in each jurisdiction that customers must agree to be bound by.

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Due to dramatic increases in wholesale electricity costs that occurred during the “polar vortex” of the winter of 2014, the retail electricity prices that GRE’s REPs and many other variable rate electricity suppliers charged to their customers increased sharply. These retail electricity price increases resulted in large numbers of complaints, regulatory actions, and calls for legislation, regulation and litigation. GRE’s subsidiary, IDT Energy, paid approximately $5 million in rebates to affected customers in the year ended December 31, 2014. These events adversely affected GRE’s REPs customer churn, gross margins and results of operations.

IDT Energy reached a settlement with the Pennsylvania Attorney General’s Office and the Acting Consumer Advocate terminating litigation with no admission of liability or finding of wrongdoing by IDT Energy.

New York Public Service Commission Orders

On February 23, 2016, the New York Public Service Commission, or PSC, issued an order that sought to impose significant new restrictions on REPs operating in New York, including those owned by GRE. The restrictions described in the PSC’s order, which were to become effective March 4, 2016, would have required that all electricity and natural gas offerings offered by REPs to residential and small business customers include an annual guarantee of savings compared to the price charged by the relevant incumbent utility or, for electricity offerings, provide at least 30% of the supply from renewable sources. Customers not enrolled in a compliant program would be relinquished back to the local utility at the end of their contract period or, for variable price customers operating on month to month agreements, at the end of the current monthly billing cycle.

On March 4, 2016, a group of parties from the REP industry sought and won a temporary restraining order to stay implementation of the most restrictive portions of the PSC’s order pending a court hearing on those parties’ motion for a preliminary injunction. On July 25, 2016, the New York State Supreme Court, County of Albany, entered a decision and order granting the Petitioners’ petition, vacated provisions 1 through 3 of the Order, which outlined the proposed rule changes referenced above, and remitted the matter to the PSC for further proceedings consistent with the Court’s order. As a result of the litigation, in December 2016 the PSC opened an Evidentiary Proceeding to assess the condition of the REP market in New York and determine a path for the future of the market.

After submission of written testimony by numerous parties over the course of a year, In December 2017, the New York Public Service Commission (“PSC”) held an evidentiary hearing to assess the retail energy market in New York. The parties recently completed post-hearing briefing in the proceedings. The Company is evaluating the potential impact of any new order from the PSC that would follow from the evidentiary process, while preparing to operate in compliance with any new requirements that may be imposed. Depending on the final language of any new order, as well as the Company’s ability to modify its relationships with its New York customers, an order could have a substantial impact upon the operations of GRE’s REPs in New York. As of March 31, 2018, New York represented 33% of GRE’s total meters served and 25% of the total residential customer equivalents (“RCEs”) of GRE’s customer base.

On July 14, 2016, and September 19, 2016, the PSC issued orders restricting REPs, including those owned by GRE, from serving customers enrolled in New York’s utility low-income assistance programs. Representatives of the REP industry challenged the ruling in New York State Supreme Court, Albany County, and, on September 27, 2016, the Court issued an order temporarily restraining the PSC from implementing the July and September orders. On December 16, 2016, the PSC issued an order (the “2016 Order”) prohibiting REP service to customers enrolled in New York’s utility low-income assistance programs. After an agreed-upon stay of the 2016 Order, on July 5, 2017, the New York State Supreme Court, Albany County, denied interested parties’ efforts to invalidate the 2016 Order. Several REPs have appealed the Supreme Court’s decision to the Appellate Division, Third Department. That court stayed implementation of the Order for a period of time, but later lifted the stay pending resolution of the appeal.

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In a related action, several customers impacted by the 2016 Order filed a putative class action in the United States District Court for the Northern District of New York, challenging the Order. Temporary stays of the 2016 Order entered in connection with this action have expired, and REPs are now required to return service of their current low-income customers to the relevant local incumbent utility on the modified schedule set forth in the PSC’s 2016 Order. The 2016 Order required GRE’s REPs to transfer customer accounts comprising approximately 18,000 meters, representing approximately 10,000 RCEs, to their respective incumbent utilities in the three months ended March 31, 2018.

On March 27, 2018, the New York Court of Appeals granted Motions for Leave to Appeal the question of whether the Legislature ever imparted to the PSC the authority to regulate the rates that private, non-monopoly REPs charge their customers. The Court of Appeals is now set to review a 2017 decision entered by the Appellate Division, Third Department, concerning the issue of the scope of the PSC’s authority over REPs under the Public Service Law, and to pronounce New York law on that issue. A briefing schedule was put in place, and the appeal is currently scheduled to be heard in September 2018.

As of April 30, 2018, GRE’s REPs operate in eight utility territories in New York, six utility territories in New Jersey, nine utility territories in Pennsylvania, four utility territories in Maryland, six utility territories in Ohio, five utility territories in Massachusetts, two utility territories in New Hampshire, two in Connecticut, one in Rhode Island, one in Washington, D.C. two in Illinois. The State of New York, the Commonwealth of Pennsylvania, the State of New Jersey, the State of Maryland, the State of Illinois, the District of Columbia, the State of Ohio, the State of New Hampshire, the State of Rhode Island, the State of Connecticut, the Commonwealth of Massachusetts, the State of Delaware, the State of Maine, the federal government, and related public service/utility commissions, among others, establish the rules and regulations for our REP operations. Orbit Energy, our joint venture based in London, has begun acquiring customers in England, Scotland and Wales.

Like all operators of REPs, GRE is affected by the actions of governmental agencies, mostly on the state level, by the respective state Public Service/Utility Commissions, and other organizations (such as NYISO and PJM) and indirectly by the Federal Energy Regulatory Commission, or FERC. Regulations applicable to electricity and natural gas have undergone substantial change over the past several years as a result of restructuring initiatives at both the state and federal levels. We may be subject to new laws, orders or regulations or the revision or interpretation of existing laws, orders or regulations.

As of March 31, 2018, Diversegy operated nationwide in all deregulated markets as a broker of electricity and as a gas broker.

Employees

As of April 30, 2018, GRE employed 178 full time employees, 69 of whom are located in the Jamestown, New York office, of which approximately 90% are affiliated with our customer care center, 52 of whom are located in our New Jersey office, 10 of whom are located in our Arizona office and 47 of whom are located in the Florida office performing customer acquisition and support.

Genie Oil and Gas, Inc.

Genie Oil and Gas (GOGAS) is an oil and gas exploration company. GOGAS currently holds an 86.1% interest in Afek, an inactive oil and gas exploration project which operated in the southern portion of the Golan Heights in Northern Israel and a 100% interest in Atid Oil & Gas, a contract drilling services company in Israel. In addition, GOGAS holds controlling interests in three inactive or disbanded oil shale projects in Mongolia, Colorado and Israel.

Afek Oil and Gas Ltd.

In April 2013, the Government of Israel finalized the award to Afek of an exclusive three-year petroleum exploration license covering 396.5 square kilometers in the southern portion of the Golan Heights. The license was subsequently extended to April 2018.

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In February 2015, Afek began drilling its first exploratory well in Northern Israel’s Golan Heights. Afek completed drilling five wells in the Southern portion of its license area. In addition, Afek has undertaken well flow tests in multiple target zones within two of the completed wells. The results of the exploration program in this portion of the license area confirmed the presence of significant hydrocarbons in the basin, but the Afek concluded that the resource was likely not commercially viable given current and forecasted market conditions and other constraints, and that the greatest potential for commercial development lies in an area further north within the license area than any of the five completed exploratory wells.

In 2017, Afek turned its operational focus to the Northern region of its license area. The data analyzed suggested that the Southern block resources may extend Northward at depths potentially sufficient to have induced a greater level of maturation of the resource. To validate this hypothesis, in 2017, Afek drilled an exploratory well a site in the Northern portion of its license area. The company announced in November 2017 that the preliminary analysis of results from its completed Ness 10 exploratory well in Northern Israel suggests that the well’s target zone does not contain commercially producible quantities of oil or natural gas and that it was suspending drilling operations pending further analysis. Subsequent analysis by an outside consultant indicates that a zone within the Ness 10 well contains evidence of hydrocarbons at levels sufficient to warrant additional testing. Accordingly, Afek is pursuing a renewal of its exploratory license from the Ministry of Energy for the Northern portion of its former license area. Subject to regulatory approvals, Afek expects to obtain definitive test results as early as the third quarter.

Atid

In January 2017, we established Atid Drilling Ltd., (Atid), an on-shore drilling services venture based in Israel. Atid will serve as the primary drilling contractor for any future Afek drilling activities, and opportunistically pursue drilling opportunities for clients in a variety of fields including oil and gas exploration, water resource development and mineral exploration. Atid purchased a drilling rig and associated drilling equipment in 2017. The rig had successfully drilled five exploratory oil and gas wells in the Golan Heights for Afek over the past two years and completed a water well.

Employees

As of April 30, 2018, GOGAS employed 10 employees. Afek and Atid also retain the services of a number of professional consultants, including geologists, hydrologists, drilling and completions engineers, process engineers, environmental experts, permitting consultants, energy experts, legal, and land designation and acquisition consultants.

Securities We May Offer

We may offer shares of our Class B common stock and warrants to purchase Class B common stock from time to time under this prospectus, together with any applicable prospectus supplement and related free writing prospectus, at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	maturity, if applicable;

●	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

●	ranking;

●	restrictive covenants, if any;

●	voting or other rights, if any; and

●	important United States federal income tax considerations.

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A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities directly to or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

●	the names of those underwriters or agents;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the net proceeds to us.

Class B Common Stock

We may offer shares of our Class B common stock, par value $0.01 per share, either alone or underlying other registered securities convertible into or exercisable for our Class B common stock. Holders of our Class B common stock are entitled dividends as our board of directors may declare from time to time out of legally available funds, subject to the preferential rights of the holders of any shares of our preferred stock that are outstanding or that we may issue in the future. Currently, we do not have any issued and outstanding preferred stock. Each holder of our Class B common stock is entitled to one tenth of one vote per share. In this prospectus, we provide a general description of, among other things, our dividend policy and the rights and restrictions that apply to holders of our Class B common stock. Our Class B common stock is described in greater detail in this prospectus under “Description of Capital Stock — Class B Common Stock.”

Warrants

We may from time to time offer warrants for the purchase of our Class B common stock in one or more series. We may issue warrants independently or together with Class B common stock, and the warrants may be attached to or separate from those securities.

The warrants may be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. In this prospectus, we have summarized certain general features of the warrants under “Description of Warrants.” We urge you, however, to read the prospectus supplements and any free writing prospectus that we may authorize to be provided to you related to the series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

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RISK FACTORS

Investment in our securities involves risks. Prior to making a decision about investing in our securities, you should consider carefully all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement, including the risk factors incorporated by reference herein from our Form 10-K for the fiscal year ended December 31, 2017, as updated by annual, quarterly and other reports and documents we file with the Securities and Exchange Commission (the “SEC”) since December 31, 2017, including after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement. Each of these risk factors could have a material adverse effect on our business, results of operations, financial position or cash flows, which may result in the loss of all or part of your investment.

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SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the Sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the SEC.

All statements, other than statements of historical fact, included or incorporated herein regarding our strategy, future operations, financial position, future revenues, projected costs, plans, prospects and objectives are forward-looking statements. Words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “think,” “may,” “could,” “will,” “would,” “should,” “continue,” “potential,” “likely,” “opportunity” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. Additionally, statements concerning future matters such as our expectations of business and market conditions, development and commercialization of new products, enhancements of existing products or technologies, and other statements regarding matters that are not historical are forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated or implied in our forward-looking statements due to a number of factors including, but not limited to, those set forth above under the section entitled “Risk Factors” in this prospectus and any accompanying prospectus supplement. Given these risks, uncertainties and other factors, many of which are beyond our control, you should not place undue reliance on these forward-looking statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

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USE OF PROCEEDS

Except as described in any applicable prospectus supplement and in any free writing prospectuses in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby for general corporate purposes, which may include, among other things, working capital, capital expenditures, other corporate expenses and acquisitions of complementary services, technologies or businesses.

We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. Pending these uses, we intend to invest the net proceeds in investment-grade, short-term, interest-bearing securities.

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DESCRIPTION OF SECURITIES WE MAY OFFER

We may offer shares of our Class B common stock and warrants to purchase Class B common stock from time to time under this prospectus, together with any applicable prospectus supplement and related free writing prospectus, at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities. We may offer up to $25,000,000 of securities under this prospectus.

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DESCRIPTION OF OUR CAPITAL STOCK

Our authorized capital stock consists of (i) 35 million shares of Class A common stock, (ii) 200 million shares of Class B common stock, and (iii) 10 million shares of Preferred Stock.

The following statements set forth the material terms of our classes of authorized stock; however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, our Amended and Restated Certificate of Incorporation, which has been filed as an exhibit to registration statement on Form 10 of which this Information Statement forms a part.

Class A Common Stock

Holders of shares of our Class A common stock are entitled to three votes for each share on all matters to be voted on by the stockholders. Holders of our Class A common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. Each share of our Class A common stock may be converted, at any time and at the option of the holder, and automatically converts upon transfers to unaffiliated parties, into one fully paid and non-assessable share of our Class B common stock.

As of June 15, 2018, there were 1,574,326 shares of our Class A common stock outstanding.

Class B Common Stock

Holders of shares of our Class B common stock are entitled to one tenth of one vote for each share on all matters to be voted on by the stockholders. Holders of our Class B common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. Our Class B common stock is listed on the NYSE.

As of June 15, 2018, there were 24,876,386 shares of our Class B common stock outstanding.

Preferred Stock

The Board of Directors has the authority to fix the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by the stockholders.

The Series 2012-A preferred stock was established by resolutions of the Board of Directors of the Company on July 30, 2012. Holders of our Series 2012-A Preferred Stock are entitled to one tenth of one vote for each share on all matters to be voted on by the stockholders. Our Series 2012-A preferred stock is listed on the NYSE.

Each share of our Series 2012-A preferred stock has a liquidation preference of $8.50 (the “Liquidation Preference”), and is entitled to receive an annual dividend per share equal to the sum of (i) $0.6375 (the “Base Dividend”) plus (ii) seven and one-half percent (7.5%) of the quotient obtained by dividing (A) the amount by which the EBITDA for a fiscal year of our retail energy provider business exceeds $32 million by (B) 8,750,000 (the “Additional Dividend”), payable in cash. EBITDA consists of income (loss) from operations exclusive of depreciation and amortization and other operating gains (losses).

The Series 2012-A Preferred Stock is redeemable, in whole or in part, at our option following October 11, 2017 at 101% of the Liquidation Preference plus accrued and unpaid dividends, and 100% of the Liquidation Preference plus accrued and unpaid dividends following October 11, 2018.

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During any period when we have failed to pay a dividend on the Series 2012-A preferred stock and until all unpaid dividends have been paid in full, we are prohibited from paying dividends or distributions on our Class B or Class A common stock.

The Base Dividend is payable (if declared by our Board of Directors, and accrued, if not declared) quarterly on each February 15, May 15, August 15 and November 15, and to the extent that there is any Additional Dividend payable with respect to a fiscal year, it will be paid to holders of Series 2012-A preferred stock with the May dividend. With respect to the payment of dividends and amounts upon liquidation, dissolution or winding up, the Series 2012-A preferred stock is equal in rank to all other equity securities we issue, the terms of which specifically provide that such equity securities rank on a parity with the Series 2012-A preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up; senior to our common stock; and junior to all of our existing and future indebtedness.

As of June 15, 2018, there were 2,322,699 shares of our Series 2012-A preferred stock outstanding.

Anti-Takeover Effects of Our Charter and By-Laws

Some provisions of Delaware law and our Certificate of Incorporation and By-Laws could make the following more difficult:

●	acquisition of us by means of a tender offer;

●	acquisition of us by means of a proxy contest or otherwise; or

●	removal of our incumbent officers and directors.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions also are designed to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us and outweigh the disadvantages of discouraging those proposals because negotiation of them could result in an improvement of their terms.

Certificate of Incorporation; By-Laws

Our Certificate of Incorporation and By-Laws contain provisions that could make more difficult the acquisition of us by means of a tender offer, a proxy contest or otherwise. These provisions are summarized below.

Undesignated Preferred Stock. The authorization of our undesignated preferred stock makes it possible for our Board of Directors to issue our preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes of control of our management.

Size of Board and Vacancies. Our Certificate of Incorporation provides that the number of directors on our Board of Directors will be fixed exclusively by our Board of Directors. Newly created directorships resulting from any increase in our authorized number of directors or any vacancies in our Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause will be filled solely by the vote of our remaining directors in office.

Stockholder Meetings. Under our By-Laws, only our (i) Chief Executive Officer, (ii) President or (iii) Corporate Secretary may call special meetings of our stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our capital stock is American Stock Transfer & Trust, LLC.

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DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase Class B common stock and may be issued in one or more series. Warrants may be offered independently or together with Class B common stock offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any applicable free writing prospectus related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	the number of shares of Class B common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

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●	the manner in which the warrant agreements and warrants may be modified;

●	United States federal income tax consequences of holding or exercising the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the Class B common stock purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

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LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

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For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When A Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

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Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

●	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●	an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

●	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

●	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

●	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

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PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

●	through agents to the public or to investors;

●	to underwriters for resale to the public or to investors;

●	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

●	directly to investors; or

●	through a combination of any of these methods of sale.

We will set forth in a prospectus supplement the terms of the particular offering of securities, including:

●	the name or names of any agents or underwriters;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases of our securities for the period of their appointment or to sell our securities on a continuing basis.

Underwriters

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in any prospectus supplement naming any such underwriter. Only underwriters we name in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

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Direct Sales

We may also sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our Class B common stock and Series 2012-A preferred stock, which are listed on the NYSE. We may elect to list any other securities or class or series of securities on any exchange or market, but we are not obligated to do so. Any listing may be cancelled at any time. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Passive Market Making

Any underwriters who are qualified may engage in passive market making transactions in in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

Schwell Wimpfheimer & Associates, New York, New York, will pass for us upon the validity of the securities being offered by this prospectus and applicable prospectus supplement, and counsel named in the applicable prospectus supplement will pass upon legal matters for any underwriters, dealers or agents.

EXPERTS

The consolidated financial statements as of December 31, 2017 and 2016 and for each of the three years in the period ended December 31, 2017 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, where our SEC filings are also available. The address of the SEC’s web site is http://www.sec.gov. We maintain a website at http://www.genie.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this registration statement and prospectus the following documents, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K):

●	Our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 16, 2018;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 10, 2018;

●	Our Current Reports on Form 8-K filed with the SEC on March 27, 2018, April 16, 2018, May 3, 2018, May 9, 2018 and May 10, 2018;

●	Our definitive proxy statement on Schedule 14A filed with the SEC on April 9, 2018; and

●	The description of our Class B common stock set forth under Item 11 in Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form 10, filed with the SEC on November 14, 2011, including any amendment or report filed for the purpose of updating such information.

We will provide each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus upon written or oral request at no cost to the requester. Requests should be directed to: Genie Energy Ltd 520 Broad Street, Newark, NJ 07012, Attn: Investor Relations, or you may call us at (973) 438-3500.

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$10,000,000

Class B Common Stock

PROSPECTUS SUPPLEMENT

B. Riley FBR

November 28, 2018